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                                                                     EXHIBIT 2.1

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of August 16, 1996, among: DATAWORKS CORPORATION, a California corporation ("Parent"); DATAWORKS ACQUISITION SUB., Inc., a Minnesota corporation and a wholly owned subsidiary of Parent ("Merger Sub"); DCD CORPORATION, a Minnesota corporation (the "Company"); and those shareholders of the Company listed as Designated Shareholders on the signature page hereof (the "Designated Shareholders"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the relevant laws of the State of Minnesota (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

     C. This Agreement has been adopted and approved by the respective boards of directors of Parent, Merger Sub and the Company.

                                   AGREEMENT

     The parties to this Agreement agree as follows:

SECTION 1.  DESCRIPTION OF TRANSACTION

     1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), (i) Merger Sub shall be merged with and into the Company, (ii) the separate existence of Merger Sub shall cease, and (iii) the shareholders of the Company (the "Shareholders") shall receive up to an aggregate 1,800,000 shares (reduced as described in Section 1.5) of Parent Common Stock (defined in Section 1.5(a)(i)), provided that 10% of such shares will be held in escrow as security for the obligations of the Company and the Designated Shareholders hereunder pursuant to an Escrow and Indemnity Agreement in the form attached hereto as Exhibit B ("Escrow Agreement"), to be entered into by and among Parent, the Company, the Designated Shareholders and the escrow agent named therein (the "Escrow Agent"). The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Minnesota Statutes.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward Castro Huddleson & Tatum, 4365 Executive Drive, Suite 1100, San Diego, California, at such time within two (2) business days after the Parent Shareholders' Meeting (defined in Section 5.3(b)) as Parent may designate from time to time upon prior notice to the Company. (For purposes of this Agreement, "Scheduled Closing Time" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.3; and "Closing Date" shall mean the time and date as of which the Closing actually takes place.) Contemporaneously with or as promptly as practicable after the Closing, properly executed articles of merger conforming to the requirements of the Minnesota Statutes (the "Articles of Merger") shall be filed with the Secretary of State of the State of

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Minnesota. The Merger shall take effect at the time the Articles of Merger are filed with the Secretary of State of the State of Minnesota (the "Effective Time").

     1.4 Articles of Incorporation and Bylaws; Directors and Officers.

     (a) The Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit C.

     (b) The Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time.

     (c) The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit D.

     1.5 Conversion of Shares.

     (a) Subject to Sections 1.7 and 1.8, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Shareholder:

          (i) each share of the Company's Class A Common Stock and Class B Common Stock (collectively, the "Company Common Stock") outstanding immediately prior to the Effective Time (other than dissenters' shares, if any) shall be converted into the right to receive up to the "Applicable Multiple" (as defined in Section 1.5(b)(i)) of a share of the common stock of Parent ("Parent Common Stock"), subject to the provisions of Section 1.7; and

          (ii) each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

     (b) For purposes of this Agreement:

          (i) the "Applicable Multiple" shall be the number determined by dividing (x) 1,800,000 reduced by the Deduction (defined in the following paragraph) (as reduced, the "Shares"), by (y) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time;

          (ii) (A) the "Deemed Price Per Parent Common Share" shall be the average of the last quoted sale prices of Parent Common Stock as traded on the NASDAQ National Market for the twenty (20) market trading days immediately preceding the date of the Parent Shareholders' Meeting (defined in Section 5.3); and (B) the "Deduction" shall be the number of whole shares of Parent Common Stock that could be purchased at the Deemed Price Per Parent Common Share with the sum of (a) the aggregate amount of fees and expenses of the Company's investment banking advisors incurred in connection with the Merger (including without limitation fees and expenses payable to Wessels, Arnold & Henderson, L.L.C.), and (b) the amount by which the fees and expenses of the Company's legal and accounting advisors incurred after July 17, 1996, in connection with the Merger exceed $100,000; and

          (iii) the Company shall provide a certificate (the "Expense Estimate Certificate") executed and delivered at the Closing which shall set forth their collective good faith best estimate of the Deduction, and such estimate shall be used for purposes of determining the Applicable Multiple; provided, however, that in the event the Expense Estimate Certificate underestimates such fees and expenses (as determined by the Parent's audit of the Company's records to be completed prior to the issuance of Parent's earnings release covering the calendar year 1996), the Parent shall be entitled to recover the amount of the underestimation pursuant to the Escrow Agreement.

     (c) Subject to any required acceleration of vesting resulting from any termination by Parent of the DCD ESOP, if any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

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     1.6 Closing of the Company's Transfer Books.  At the Effective Time,
holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company (except as expressly provided herein or under Sections 302A.471 and 302A.473 of the Minnesota Statutes), and the stock transfer books of the Company shall be closed with respect to all such shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7 Exchange of Certificates.

     (a) At the Closing, each Shareholder will surrender his, her or its respective Company Stock Certificates representing all shares of Company Common Stock owned by such Person (other than dissenters' shares), in exchange for certificates representing Parent Common Stock. Subject to Sections 1.7(b) and 1.7(c), upon surrender of a Company Stock Certificate to Parent for exchange, together with such other documents as may be reasonably required by Parent consistent with this Agreement, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5(a)(i), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 1.7. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

     (b) Notwithstanding any other provision of this Agreement, at the Closing an aggregate of 10% of the Shares (the "Escrow Shares") shall be delivered to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement, and the number of shares of Parent Common Stock issuable to each Shareholder at the Closing shall be reduced by the number determined by multiplying the number of Escrow Shares by such Shareholder's percentage ownership of all outstanding shares of Company Common Stock immediately prior to the Closing.

     (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Deemed Price Per Parent Common Share.

     (d) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 Dissenting Shares.

     (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are held by a Person who has properly complied with provisions regarding dissenters' rights set forth in Minnesota Statutes Sections 302A.471 and 302A.473 shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5 (or cash

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in lieu of fractional shares in accordance with Section 1.7(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in said sections; provided, however, that any of such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.7(c)), if the holder of such shares fails to comply with the relevant requirements for perfecting such holder's dissenter's rights. Notwithstanding any other provision of this Agreement, to the extent any Person has properly exercised and perfected the dissenters' rights set forth above, such Person shall not be a "Shareholder" for purposes of this Agreement.

     (b) The Company shall give Parent (i) prompt notice of any objection to the Merger prior to the Effective Time and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Minnesota Statutes and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such objection, demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such objection or demand unless Parent shall have consented in writing to such payment or settlement offer.

     1.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.10 Accounting Treatment. For financial reporting purposes, the Merger is intended to be accounted for as a "pooling of interests."

     1.11 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to and for the benefit of the Parent and the other Indemnitees, as follows:

     2.1 Due Organization; No Subsidiaries; Etc.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

     (b) Except as set forth in Part 2.1(b) of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

     (c) Part 2.1(c) of the Disclosure Schedule sets forth a list of each jurisdiction in which the Company has registered or been licensed to do business as a foreign corporation. Except for such jurisdictions, the Company is not, and has not been, required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company.

     (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, and (ii) the names and titles of the Company's officers. The Company's board of directors has never established any committees.

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     (e) The Company has no subsidiaries and, except as set forth in Part 2.1(e)
of the Disclosure Schedule, does not now and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

     2.2 Articles of Incorporation and Bylaws. The Company has delivered to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company and the board of directors of the Company. There have been no meetings or other proceedings or actions of the shareholders of the Company or the board of directors of the Company that are not properly reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or any material violation of the Company's bylaws or of any resolution adopted by the Company's shareholders or the Company's board of directors.

     2.3 Capitalization, Etc.

     (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock (10,000,000 Class A Common Stock and 10,000,000 Class B Common Stock), of which 525,000 shares (267,750 shares of Class A Common Stock and 257,250 shares of Class B Common Stock) have been issued and are outstanding. There are no other outstanding shares of capital stock of the Company, and there are no shares of capital stock held in the Company's treasury. Part 2.3(a) of the Disclosure Schedule sets forth the names of each of the Shareholders and the number of shares of Company Common Stock owned of record by each of such Shareholders. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and none of such shares is subject to any repurchase option or restriction on transfer (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws).

     (b) The Company's Class A Common Stock has been issued to and is held by the Company's Employee Stock Ownership Plan and Trust (the "DCD ESOP").

     (c) There is no: (A) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (B) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (C) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (D) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

     (d) All outstanding shares of Company Common Stock have been issued in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

     (e) The Company has not, within the last five years, repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company, if any, were reacquired in compliance with (i) the applicable provisions of Minnesota law and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

     2.4 Financial Statements; Books and Records.

     (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

          (i) the audited balance sheets of the Company as of December 31, 1993, 1994 and 1995, and the related audited statements of income, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of Price Waterhouse relating thereto; and

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          (ii) the unaudited balance sheets of the Company as of June 30, 1996 and 1995 (collectively, the "Unaudited Interim Balance Sheet"), and the related unaudited statements of income of the Company for the six month periods then ended.

     (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring adjustments, which management considers necessary for a fair presentation of the Company's financial position as of June 30, 1996 and 1995, and the results of operations for the six month periods then ended).

     (c) The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Company is subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate records of all meetings held of, and corporate action taken by, the shareholders and the board of directors of the Company, and no meeting of any such shareholders or board of directors has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule with respect solely to paragraphs (b) through (r) below, since December 31, 1995:

          (a) there has not been any material adverse change in the Company's business, financial condition, assets, liabilities, results of operations or prospective customers;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

          (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (g) the Company has not made any capital expenditure which, when added to all other capital expenditures made by the Company since December 31, 1995, exceeds $410,000 in the aggregate;

          (h) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract;

          (i) except in the ordinary course of business and consistent with past practices, the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or
     (iii) waived or relinquished any right;

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          (j) the Company has not written off as uncollectible (except against reserves consistent with past practices not extraordinary in amount), or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

          (l) except for immaterial travel and other advances in the ordinary course of business, the Company has not (i) lent money to any Person, or
     (ii) incurred or guaranteed any indebtedness for borrowed money;

          (m) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) except in the ordinary course of business paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than as consistent with the Company's recent practice with respect thereto, or (iii) except in the ordinary course of business hired any new employee;

          (n) the Company has not changed any of its methods of accounting or accounting practices in any respect which would require disclosure in audited financial statements in accordance with generally accepted accounting principles;

          (o) the Company has not made any Tax election;

          (p) the Company has not commenced or settled any Legal Proceeding;

          (q) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (r) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

     2.6 Title to Assets.

     (a) Except as set forth in Part 2.6(a) of the Disclosure Schedule, the Company owns all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.7(b), 2.8 and 2.9 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

     (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

     2.7 Bank Accounts; Receivables; Customers.

     (a) Part 2.7(a) of the Disclosure Schedule provides accurate and complete information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

     (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of June 30, 1996. Except as set forth in
Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since June 30, 1996 and have not yet been collected) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business and are current.

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     (c) Part 2.7(c) of the Disclosure Schedule identifies each customer that is obligated to make payments to the Company in an aggregate amount exceeding $20,000 per year. The Company has not received any notice or other communication indicating that any customer or other Person identified in Part 2.7(c) of the Disclosure Schedule intends or expects to cease dealing with the Company or to effect a material reduction in the volume of business transacted by such Person with the Company below historical levels.

     (d) Part 2.7(d) of the Disclosure Schedule provides an accurate and complete breakdown of all pending and unfilled orders, if any, received by the Company for products, systems and services.

     2.8 Equipment; Inventory; Leasehold(s).

     (a) Part 2.8 of the Disclosure Schedule provides accurate and complete information with respect to all material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased to the Company. The assets identified in Part 2.8 of the Disclosure Schedule are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted), and except as set forth in Part 2.8 of the Disclosure Schedule are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

     (b) All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value or otherwise reserved for.

     (c) The Company does not own any real property or any interest in real property, except for the leasehold(s) created under the real property lease(s) identified in Part 2.10(a) of the Disclosure Schedule.

     2.9 Proprietary Assets.

     (a) Part 2.9(a)(1) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset that has been registered, recorded or filed by the Company (or assigned to the Company) with the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office in a foreign jurisdiction or with respect to which an application has been filed with the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office in a foreign jurisdiction, (i) a brief description of such Company Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation, filing or application. Part 2.9(a)(2) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company that are material to the Company's business. Part 2.9(a)(3) of the Disclosure Schedule identifies and provides a brief description of each Company Proprietary Asset that is owned by any other Person and that is licensed to or used by the Company in a material way (except for any Company Proprietary Asset that is licensed to the Company under any third party software license that (1) is generally available to the public at a cost of less than $20,000, and (2) imposes no future monetary obligation on the Company) and identifies the license agreement or other agreement under which such Company Proprietary Asset is being licensed to or used by the Company. Except as set forth in Part 2.9(a)(4) of the Disclosure Schedule, the Company owns good title to all of the Proprietary Assets identified in Parts 2.9(a)(1) and 2.9(a)(2) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(3) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(5) of the Disclosure Schedule, the Company is not obligated to make any material payment to any Person for the use of any Company Proprietary Asset.

     (b) The Company has taken reasonable measures to protect and maintain the secrecy of those Company Proprietary Assets whose value is substantially dependent on such secrecy, and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any material portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any material portion or aspect of the object code, of any Company Proprietary Asset.

     (c) To the knowledge of the Company, except as set forth in Part 2.9(c) of the Disclosure Schedule, no current use of the Company Proprietary Assets infringes or violates the Company's rights with respect to any Proprietary Asset owned or exclusively licensed by any other Person. To the knowledge of the Company, except as set forth in Part 2.9(c) of the Disclosure Schedule, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or exclusively licensed by any other Person. To the knowledge of the Company, except as set forth in Part 2.9(c) of the Disclosure Schedule, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or violates the Company's rights with respect to any Company Proprietary Asset.

     (d) Except as set forth in Part 2.9(d) of the Disclosure Schedule: (i) each Company Proprietary Asset referred to in Parts 2.9(a)(1)-(3) of the Disclosure Schedule conforms in all material respects with the current specification, documentation, performance standard, representation or statement (if any) made or provided with respect thereto by or with authorization of the Company; and
(ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset referred to in Parts 2.9(a)(1)-(3) of the Disclosure Schedule (including each version of computer software that has been licensed or otherwise made available by the Company to any Person since January 1, 1992) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the knowledge of the Company, there is no basis for any such claim, where such claim would have or could reasonably be expected to have a Material Adverse Effect on the Company.

     (e) To the knowledge of the Company, except as set forth in Part 2.9(c) of the Disclosure Schedule, the Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted. Except as set forth in
Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit in all material respects any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, all current and former employees of the Company, and all current and former consultants and independent contractors to the Company, have executed and delivered to the Company written agreements (containing no material exceptions to or exclusions from the scope of their coverage) including material terms that are substantially identical to the form(s) of agreement(s) referenced in Part 2.9(f) of the Disclosure Schedule, which form(s) of agreement(s) is/are attached to the Disclosure Schedule as an appendix.

     (g) Except as set forth in Part 2.9(g) of the Disclosure Schedule, the Company has not entered into and is not bound by any Contract under which any Person has the right to distribute or license, on a commercial basis, any Company Proprietary Asset referred to in Parts 2.9(a)(1)-(3) of the Disclosure Schedule, including source code, object code, or any versions, modifications or derivative works of source code or object code in any Company Proprietary Asset.

     2.10 Contracts.

     (a) Part 2.10(a) of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

          (i) any Contract relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor;

          (ii) except for customer Contracts in substantially the form attached as an exhibit to Part 2.10(a) of the Disclosure Schedule, entered into in the ordinary course of business, any Contract relating to the acquisition, transfer, use, development, sharing or license of any Proprietary Asset;

          (iii) any Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

          (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

          (v) any Contract relating to the acquisition, issuance or transfer of any securities;

          (vi) any Contract creating or relating to the creation of any Encumbrance with respect to any asset owned or used by the Company;

          (vii) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

          (viii) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

          (ix) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.19);

          (x) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body);

          (xi) any Contract entered into outside the ordinary course of business or inconsistent with the Company's past practices;

          (xii) except for customer Contracts in substantially the form attached as an exhibit to Part 2.10(a) of the Disclosure Schedule, entered into in the ordinary course of business, any Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

          (xiii) any Contract (not otherwise identified in clauses "(i)" through "(xii)" of this sentence) that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $20,000, or (B) the performance of services having a value in excess of $30,000.

     (b) The Company has delivered to Parent accurate and complete copies of all Contracts identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10(a) of the Disclosure
Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) Except as set forth in Part 2.10(c) of the Disclosure Schedule:

          (i) the Company has not violated or breached, or committed any default under, any Material Contract in any material way, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract in any material way;

          (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

          (iii) the Company has not received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Material Contract, or (ii) any actual or possible termination of any Material Contract; and

          (iv) the Company has not waived any of its material rights under any Material Contract.

     (d) Except as set forth in Part 2.10(d) of the Disclosure Schedule, no Person is renegotiating, or has been authorized by the Company to renegotiate, any amount paid or payable to the Company under any Material Contract or any other term or provision of any Material Contract.

     (e) The Company has all Contracts necessary to enable the Company to conduct its business substantially in the manner in which its business is currently being conducted.

     (f) The Company has not made any unexpired offer or proposal (to any customer, prospective customer or other Person), except in the ordinary course of business.

     (g) The Company has no backlog under Company Contracts.

     2.11 Liabilities.

     (a) The Company has no liabilities of any nature required to be shown on the face of the Company's financial statements or the notes thereto according to generally accepted accounting principles except for: (i) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (ii) accounts payable or accrued salaries that have been incurred by the Company since June 30, 1996 in the ordinary course of business and consistent with the Company's past practices; and (iii) the liabilities identified in Part 2.11(a) of the Disclosure Schedule.

     (b) Part 2.11(b) of the Disclosure Schedule provides an accurate and complete breakdown of (i) all accounts payable of the Company as of June 30, 1996, and (ii) all notes payable of the Company and all indebtedness of the Company for borrowed money.

     2.12 Compliance with Legal Requirements. The Company is, and at all times since June 30, 1991, has been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company and except as set forth on Part 2.12 of the Disclosure Schedule. Except as set forth in Part 2.12 of the Disclosure Schedule, since June 30, 1991, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

     2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since June 30, 1991, has been, in compliance with the material terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since June 30, 1991, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14 Tax Matters.

     (a) Except as set forth in Part 2.14(a) of the Disclosure Schedule, all Tax Returns required to be filed by or on behalf of the Company with any Governmental Body (the "Company Returns") (i) have been filed when due, and (ii) have been accurately and completely prepared, in compliance with all applicable Legal Requirements, except with respect to state or local sales tax Company Returns required to be filed in the ordinary course of the Company's business ("Sales Tax Returns") where the failure to so file or be accurately or completely prepared will not have and could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Part 2.14(a) of the Disclosure Schedule, all amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company income Tax Returns (relating to income tax) filed since January 1, 1992.

     (b) Except as set forth on Part 2.14(b) of the Disclosure Schedule, no Company Return has ever been examined or audited by any Governmental Body, and no such examination or audit has been proposed or scheduled by any Governmental Body. Except as set forth in Part 2.14(b) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

     (c) Except as set forth in Part 2.14(c) of the Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax, and except with respect to Sales Tax Returns where any such claim or Legal Proceeding will not have and cannot reasonably be expected to have a Material Adverse Effect on the Company, nor does any basis exist therefor. Except as set forth in Part 2.14(c) of the Disclosure Schedule, there are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. There are no liens for Taxes upon any of the assets of the Company, except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

     (d) There is no Contract covering any employee or independent contractor or former employee or independent contractor of the Company (excluding any agreement to be entered into in connection with this Agreement) that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.15 Employee and Labor Matters; Benefit Plans.

     (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death or disability benefits, hospitalization, medical, insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, stock bonus, employee stock ownership, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (individually referred to as a "Plan" and collectively referred to as the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company.

     (b) The Company does not maintain, sponsor or contribute to, and has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "Pension Plan") except for those Pension Plans described in Part 2.15(a) of the Disclosure Schedule, none of which is a multi-employer plan (within the meaning of Section 3(37) of ERISA), and none of which is subject to Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA.

     (c) The Company does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "Welfare Plan") except for those Welfare Plans described in Part 2.15(a) of the Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

     (d) With respect to each Plan (including the DCD ESOP), the Company has delivered to Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto);

          (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Plan for 1995, 1994 and 1993;

          (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each summary of material modifications (if required under ERISA) with respect to such Plan, and (B) each material general employee communication relating to such Plan;

          (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

          (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, trust agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

          (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service (the "IRS") with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

     (e) The Company is not required to be, and has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. The Company has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

     (f) The Company does not have any plan or commitment to create any additional Welfare Plan or Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law or in accordance with this Agreement).

     (g) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the
Code).

     (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of
Section 4980B of the Code ("COBRA") have been complied with in all material respects.

     (i) Except as set forth on Part 2.15(i) of the Disclosure Schedule, each of the Plans (including the DCD ESOP) has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code, and no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c) of the Code, has occurred with respect to any Pension Plan or Welfare Plan that would result in any liability to the Company.

     (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination as to its qualification from the IRS, and, except as set forth on Part 2.15(i) of the Disclosure Schedule, nothing has occurred that would adversely affect such qualification.

     (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, and except as contemplated by certain Exhibits to this Agreement, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, nor any subsequent termination of employment will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under the Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

     (l) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

     (m) The Company has good labor relations, and, except as set forth in Part 2.15(m) of the Disclosure Schedule, the Company has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations or (ii) any of the Company's key employees intends to terminate his or her employment with the Company.

     2.16 Environmental Matters. The Company is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. The Company possesses all material permits and other Governmental Authorizations required under applicable Environmental Laws, and the Company is and has at all times been in material compliance with the terms and requirements of all such Governmental Authorizations. The Company has not received any written notice or other written communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company is not in compliance with any Environmental Law. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution of the environment, or protection of human health associated with the environment, or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products regulated by Environmental Law and any other substance that is now regulated by any Environmental Law.

     2.17 Sale of Products; Performance of Services.

     (a) Other than its obligations to perform under the Material Contracts, the Company has not incurred or become subject to any material liability arising from (i) any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, supplied, installed, repaired, licensed or made available by the Company, or (ii) any consulting services, installation services, programming services, repair services, maintenance services, training services, support services or other services performed by the Company.

     (b) Except as set forth in Part 2.17(b) of the Disclosure Schedule, no customer or other Person has, at any time since January 1, 1995, asserted or threatened to assert any claim against the Company (other than claims that have been resolved satisfactorily at no material cost to the Company) under or based upon (i) any warranty provided by or on behalf of the Company, or (ii) any services performed by the Company, nor does any basis for any such claim exist to the knowledge of the Company.

     2.18 Insurance. Part 2.18 of the Disclosure Schedule provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of the Company and with respect to any claims made thereunder. The Company has delivered to Parent accurate and complete copies of the insurance policies identified in Part 2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) extraordinary adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.19 Related Party Transactions. Except as set forth in Part 2.19 of the Disclosure Schedule: (a) no Related Party has any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company;
(b) except for immaterial travel and similar advances, no Related Party is indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.19, each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders; (ii) each individual who is, or who has at any time been, an officer or director of the Company; (iii) each individual who is, or who at any time has been, a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and
(iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.20 Legal Proceedings; Orders.

     (a) Except as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company, its capital stock or any of the assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, except as set forth in Part 2.20(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, with or without notice or the passage of time, give rise to or serve as a basis for the commencement of any material Legal Proceeding.

     (b) Except as set forth in Part 2.20(b) of the Disclosure Schedule, since January 1, 1993, no Legal Proceeding has ever been commenced by, and no Legal Proceeding has ever been pending against, the Company.

     (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. None of the Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Company's business, its capital stock or to any of the assets owned or used by the Company. To the knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     2.21 Authority; Binding Nature of Agreement. The Company has the corporate power and authority to enter into and, subject to shareholder approval, to perform its obligations under this Agreement; and the execution, delivery and, subject to shareholder approval, performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.22 Non-Contravention; Consents. Except as set forth in Part 2.22 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or
     (ii) any resolution adopted by the Company's shareholders or the Company's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Contract, (ii) accelerate the maturity or performance of any Material Contract, or (iii) cancel, terminate or modify any Material Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.22 of the Disclosure Schedule and except for shareholder approval of the Merger, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.23 Full Disclosure. This Agreement (including the Disclosure Schedule) does not, and the Company Closing Certificate (defined in Section 6.6(l)) will not, (i) contain any representation, warranty or information that is false or misleading or (ii) omit to state any material fact necessary in order to make any representation, warranty or information contained herein or therein, as so stated, not false or misleading.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company and the Designated Shareholders as follows:

     3.1 Due Organization. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Each of the corporations is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on Parent and its subsidiaries taken as a whole; and each has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

     3.2 Subsidiaries. Parent's only subsidiaries are Madic-Compufact Corporation, DataWorks (Europe) Ltd. and Merger Sub (collectively, the "DataWorks Subsidiaries"), and all shares of the outstanding capital stock of each of them are owned directly or indirectly by Parent. All of such shares so owned by Parent are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each DataWorks Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

     3.3 Capitalization. The authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock, of which approximately 5,955,416 shares have been issued and are outstanding as of July 31, 1996. All of the outstanding shares of capital stock of Parent have been duly and validly authorized and issued and are fully paid and nonassessable.

     3.4 Parent Financial Statements. The consolidated balance sheets of Parent as of December 31, 1995 and 1994 and related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995, together with the notes thereto, audited by Ernst & Young LLP and included in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 as filed with the SEC, and the unaudited consolidated balance sheet of Parent as of June 30, 1996 and the related unaudited consolidated statements of operations and cash flows for the six months then ended contained in Parent's Quarterly Report or Form 10-Q filed for the six months ended June 30, 1996 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (except that financial statements for interim periods may not contain certain footnotes and are subject to normal and recurring adjustments, which management considers necessary for a fair presentation of Parent's consolidated financial position and results of operations at the end of and for such periods) the consolidated financial position of Parent at the dates and the results of operations, changes in financial position and cash flows of Parent for the periods stated therein.

     3.5 SEC Filings.

     (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1996 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements contained in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

     3.6 Absence of Certain Changes. Since December 31, 1995, there has not been any material adverse change in the business, financial condition, assets, liabilities, results of operations or prospective customers of Parent and any DataWorks Subsidiary, taken as a whole.

     3.7 Compliance with Law. Each of Parent and each DataWorks Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Parent or such subsidiary; all such permits, licenses, certificates of authority, orders and approval are in full force and effect and, to the knowledge of Parent and Merger Sub, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by each of Parent and each DataWorks Subsidiary of its business and the condition and use of its properties do not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Parent nor any DataWorks Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Parent or any DataWorks Subsidiary which reasonably could be expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

     3.8 Parent Benefit Plans.

     (a) As of July 31, 1996, the only "employee benefit plans" within the meaning of Section 3(3) or ERISA for which Parent or any DataWorks Subsidiary acts as plan sponsor as defined in ERISA Section 3(16)(B) with respect to which any liability under ERISA or otherwise exists or may be incurred by Parent or any DataWorks Subsidiary are those listed in Schedule 3.8 attached hereto (the "Parent Plans"). No Parent Plan is a "multi-employer plan" within the meaning of
Section 3(37) of ERISA.

     (b) Each Parent Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law, except where the failure to do so would not have a material adverse affect on Parent and its subsidiaries taken as a whole; and Parent or the relevant DataWorks Subsidiary, as applicable, has received favorable determination letters from the Internal Revenue Service under the provisions of TEFRA, DEFRA, REA and TRA 1986 for each of the Parent Plans to which the qualification requirement of Section 401(a) of the Code apply. Parent knows of no reason that any Parent Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 40l(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code.

     (c) The present value of all benefits vested and all benefits accrued under each Parent Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Parent Plan as of the end of the most recent Plan year, exceed the value of the assets of the Parent Plans allocable to such vested or accrued benefits.

     (d) To the knowledge of Parent, no Parent Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA or violated fiduciary standards under Part 4 of Title I of ERISA, which could, to the knowledge of Parent, subject Parent or such Parent Plan or trust to the tax or penalty on prohibited transactions imposed by said
Section 4975 or would result in material liability to Parent and its subsidiaries taken as a whole.

     (e) No Parent Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Parent Plan, other than those events which may result from the transactions contemplated by this Agreement.

     (f) No Parent Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), during the last five Parent Plan years which would result in a material liability.

     (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Parent under any Parent Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     3.9 Litigation and Other Proceedings. Neither Parent nor any DataWorks Subsidiary is a party to any pending or, to the knowledge of Parent and Merger Sub, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a Material Adverse Effect on the Parent and its subsidiaries taken as a whole.

     3.10 Authority; Binding Nature of Agreement. Subject to approval by the shareholders of Parent, Parent and Merger Sub each has the corporate power and authority to enter into and to perform its obligations under this Agreement; and subject to shareholder approval the execution, delivery and performance by the Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of the Parent, Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of the Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     Neither the execution, delivery and performance by Parent and Merger Sub of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Parent and Merger Sub with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any DataWorks Subsidiary under any of the terms, conditions or provisions of (x) any of their respective articles of incorporation or bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any DataWorks Subsidiary is a party or by which any of such parties may be bound, or to which Parent or any DataWorks Subsidiary or any of the properties or assets of any of them may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the knowledge of Parent and Merger Sub, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any DataWorks Subsidiary or any of their respective properties or assets.

     Other than in connection with or in compliance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the securities or blue sky laws of the various states or filings, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except for the filing of the Articles of Merger.

     3.11 Brokers and Finders. Neither Parent nor Merger Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Parent or Merger Sub in connection with this Agreement or the transactions contemplated hereby, except with respect to Furman Selz.

     3.12 Valid Issuance. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

SECTION 4.  CERTAIN COVENANTS

     4.1 Access and Investigation.

     (a) During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (i) provide Parent and Parent's

Representatives with reasonable access to the Company's Representatives, personnel and assets and to all books, records, Tax Returns, work papers and other documents and information relating to the Company and the DCD ESOP; and
(ii) provide Parent and Parent's Representatives with such copies of the books, records, Tax Returns, work papers and other documents and information relating to the Company and the DCD ESOP, and with such additional financial, operating and other data and information regarding the Company and the DCD ESOP, as Parent may reasonably request.

     (b) During the Pre-Closing Period, the Parent shall, and shall cause its Representatives to provide the Designated Shareholders with reasonable access to documents and information previously publicly filed or disclosed, and supporting documentation reasonably related to such previously disclosed information (and in that regard the Parent shall make its executive officers available to Company representatives at reasonable times on reasonable notice to answer questions relating to the Company's business which are consistent with the foregoing).

     4.2 Operation of the Company's Business. Unless otherwise permitted by Parent by means of a prior written consent, during the Pre-Closing Period:

          (a) the Company shall, and the Designated Shareholders shall cause the Company to, conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) the Company shall, and the Designated Shareholders shall cause the Company to, use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

          (c) the Company shall, and the Designated Shareholders shall cause the Company to, keep in full force (and renew) all insurance policies identified in Part 2.18 of the Disclosure Schedule;

          (d) the Company shall, and the Designated Shareholders shall cause the Company to (to the extent requested by Parent) cause its officers to report regularly (but in no event more frequently than weekly) to Parent concerning the status of the Company's business;

          (e) the Company shall not, and the Designated Shareholders shall cause the Company not to, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, nor repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (f) the Company shall not, and the Designated Shareholders shall cause the Company not to, sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (g) neither the Company nor any of the Designated Shareholders shall amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (h) the Company shall not, and the Designated Shareholders shall cause the Company not to, form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (i) the Company shall not, and the Designated Shareholders shall cause the Company not to, make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $100,000 in the aggregate;

          (j) the Company shall not, and the Designated Shareholders shall cause the Company not to, (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material Contract (except in the ordinary course of business), or (ii) amend or prematurely terminate, or waive any material right or remedy under, any material Contract;

          (k) the Company shall not, and the Designated Shareholders shall cause the Company not to, (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, except licenses and sales of the Company's software products in the ordinary course of business, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

          (l) the Company shall not, and the Designated Shareholders shall cause the Company not to, (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, or (iii) repay any indebtedness to any of its shareholders or Representatives;

          (m) the Company shall not, and the Designated Shareholders shall cause the Company not to, (i) establish, adopt or amend any Employee Benefit Plan, including any 401(k) plan not in existence as of July 17, 1996, or terminate any Pension Plan (including the DCD ESOP) or Welfare Plan except in accordance with Section 5.11 below; (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than payments or increases solely with respect to non-officer employees which are consistent with the Company's recent practice or made pursuant to an existing bonus plan disclosed on Part 2.5(m) of the Disclosure Schedule;
     (iii) enter into any employment agreement or modify any existing employment agreement, except as may be set forth in this Agreement; (iv) hire more than a net of 10 new employees; or (v) hire any new employee whose aggregate annual compensation is expected to exceed $75,000.

          (n) the Company shall not, and the Designated Shareholders shall cause the Company not to, change any of its methods of accounting or accounting practices in any respect;

          (o) the Company shall not, and the Designated Shareholders shall cause the Company not to, make any Tax election;

          (p) the Company shall not, and the Designated Shareholders shall cause the Company not to, commence or settle any Legal Proceeding;

          (q) the Company shall not, and the Designated Shareholders shall cause the Company not to, enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (r) the Company shall not, and the Designated Shareholders shall cause the Company not to, agree or commit to take any of the actions described in clauses "(e)" through "(q)" of this Section 4.2.

     4.3 Notification by the Company; Updates to Disclosure Schedule by the Company.

     (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

          (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

          (ii) the discovery by the Company of any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any material breach of any covenant or obligation of the Company or any of the Designated Shareholders; and

          (iv) the discovery by the Company of any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in
Section 6 has been satisfied.

     4.4 No-Shop. During the Pre-Closing Period, neither the Company nor any of the Designated Shareholders shall, directly or indirectly (and the Company and the Designated Shareholders shall cause their respective affiliates not to):

          (a) solicit, initiate, encourage the submission of, or consider any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any information to, or otherwise cooperate in any way with or encourage any Person (other than Parent), or facilitate any efforts by any such Person, relating to or in connection with a possible Acquisition Transaction; or

          (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction. The Company shall promptly notify Parent in writing (in reasonable detail) of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of the Designated Shareholders during the Pre-Closing Period.

     4.5 Notification by Parent; Updates to Schedules by Parent.

     (a) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

          (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement;

          (ii) the discovery by Parent of any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any material breach of any covenant or obligation of Parent or Merger Sub; and

          (iv) the discovery by Parent of any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.5(a) requires any change in any schedule provided by Parent to the Company, or if any such event, condition, fact or circumstance would require such a change assuming such schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent shall promptly deliver to the Company an update to such schedule specifying such change. No such update shall be deemed to supplement or amend such schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Parent or Merger Sub in this Agreement, or (ii) determining whether any of the conditions set forth in Section 7 has been satisfied.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES

     5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his, her or its commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. Each party shall promptly deliver to the other a copy of each such filing made, each such notice given and each such Consent obtained by it during the Pre-Closing Period. Each party will furnish to the other all the information concerning such party required for inclusion in any statement or application made by such other party to any Governmental Body in connection with the transactions contemplated by this Agreement.

     5.2 Proxy Statement. Parent will use its commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act, relating to the shares of Parent Common Stock to be delivered to the Shareholders pursuant to this Agreement, and will use commercially reasonable efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Shareholders, at the time of the Company Shareholders' Meeting and the Effective Time, the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by parent (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this paragraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by the Company and/or the Shareholders for use in the Registration Statement or the Prospectus. Parent will file all documents required to be filed to list the Parent Common Stock to be issued pursuant to this Agreement on Nasdaq and use commercially reasonable efforts to effect said listing. Parent will file all documents required to obtain, prior to the Effective Time of the Merger, all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use commercially reasonable efforts to obtain such permits and approvals. The Company and Designated Stockholders shall provide Parent with all information and assistance as is reasonably requested by Parent in connection with this Section 5.2

     5.3 Shareholders' Meetings.

     (a) The Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the Minnesota Statutes, call and hold a special meeting of the Shareholders as promptly as legally permissible after the effectiveness of the Registration Statement for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Company Shareholders' Meeting"). The Company shall cause a copy of a complete and accurate proxy statement relating to the Merger and this Agreement jointly prepared by the Company and Parent (the "Proxy Statement") to be delivered to each Shareholder who is entitled to vote at the Company Shareholders' Meeting. As promptly as practicable after the delivery of copies of the Proxy Statement to all Shareholders entitled to vote at the Company Shareholders' Meeting, the Company shall use reasonable commercial efforts to solicit from each of such Shareholders a proxy in favor of the approval of the Merger and this Agreement. Each Designated Shareholder shall cause all shares of the capital stock of the Company that are owned, beneficially or of record, by such Designated Shareholder on the record date for the Company Shareholders' Meeting to be voted in favor of the Merger and this Agreement at such meeting.

     (b) The Parent shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the California Corporations Code, call and hold a special meeting of its shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Parent Shareholders' Meeting"). The Parent shall cause a copy of the Proxy Statement to be delivered to each shareholder of the Parent who is entitled to vote at the Parent Shareholders' Meeting. As promptly as practicable after the delivery of copies of the Proxy Statement to all shareholders entitled to vote at the Parent Shareholders' Meeting, Parent shall use reasonable commercial efforts to solicit from each of such shareholders a proxy in favor of the approval of the Merger and this Agreement.

     5.4 Public Announcements. During the Pre-Closing Period, neither the Company nor any of the Designated Shareholders shall (and neither the Company nor any Designated Shareholder shall permit any of its affiliates or Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent.

     5.5 Pooling of Interests. During the Pre-Closing Period, neither the Company nor any Designated Shareholder shall take any action that could have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests," and the Company represents and warrants to Parent that to its knowledge, no Shareholder has taken or intends to take any action that will have or could reasonably be expected to have such an effect. Parent covenants that it shall, following the Closing (provided it occurs prior to November 30, 1996) and prior to January 31, 1997, issue a press release reporting its consolidated earnings for 1996.

     5.6 Affiliate Agreements. Each Designated Shareholder shall execute and deliver to Parent, and the Company and the Designated Shareholders shall use reasonable commercial efforts to cause the other Shareholders listed on Part 5.6 of the Disclosure Schedule (which the Company hereby represents and warrants to Parent consists of all persons who are "affiliates" of the Company for purposes of the Securities Act) to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit E.

     5.7 Commercially Reasonable Efforts; Disclosure and Accuracy of
Information.

     (a) During the Pre-Closing Period, (i) the Company and the Designated Shareholders shall use commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (ii) Parent and Merger Sub shall use commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     (b) Subject to the provisions of Section 4.1, during the Pre-Closing Period, each of the Parent on the one hand and the Company and the Designated Shareholders on the other shall furnish all information to the other parties as the other parties may reasonably request for inclusion in the Proxy Statement, which information shall be true and accurate to the best of its knowledge, and otherwise cooperate with the others in the preparation and filing of such document and related documents.

     (c) The Company covenants that at the time the Registration Statement becomes effective, the Registration Statement will not contain any untrue statement of a material fact pertaining to the Company or omit to state a material fact pertaining to the Company required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Shareholders, at the time of the Company Shareholders' Meeting and at the Effective Time, the Prospectus will not contain any untrue statement of a material fact pertaining to the Company or omit to state any material fact pertaining to the Company necessary to make the statements therein not false or misleading.

     5.8 Tax Matters. At or prior to the Closing, (a) the Company shall execute and deliver to Cooley Godward Castro Huddleson & Tatum and to Dorsey & Whitney LLP a tax representation letter in substantially the form of Exhibit F-1 (which will be used in connection with the legal opinions contemplated by Sections 6.5(j) and 7.5(b)), (b) Parent and Merger Sub shall execute and deliver to Cooley Godward Castro Huddleson & Tatum and to Dorsey & Whitney LLP a tax representation letter in substantially the form of Exhibit F-2 (which will be used in connection with the legal opinions contemplated by Sections 6.5(j) and 7.5(b)), and (c) each of the Designated Shareholders shall execute and deliver to Parent a Continuity of Interest Certificate in the form of Exhibit H.

     5.9 Agreements With Certain Individuals. At the Closing, (a) each of Richard D. Borg, William J. Borg and Robert W. Brandel shall execute and deliver to the Company an employment letter in the form of Exhibit H; (b) the Company shall encourage Marde S. Olson to enter into a Separation and Consulting Agreement in the form of Exhibit I; and (c) Dwayne E. Borg shall execute and deliver to the Company a Separation, Consulting and Noncompetition Agreement in the form of Exhibit J.

     5.10 Acknowledgment and Release. At the Closing, the Company shall encourage each Shareholder which is the holder of record of one percent (1%) or greater of the Company Common Stock either as of the date hereof or immediately prior to Closing other than the DCD ESOP to execute and deliver to the Company and Parent an Acknowledgment and Release in the form of Exhibit K.

     5.11 Termination of Employee Plans. Except as prohibited by applicable law, at the Closing, the Company shall terminate all bonus plans and other benefit plans under which any of its employees or former employees may have any rights (subject to accrued rights), and except for accrued rights shall ensure that no employee or former employee of the Company has any rights thereunder and that any liabilities of the Company thereunder (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company. Notwithstanding the foregoing, the Company shall not terminate any Pension Plan (including the DCD ESOP) or Welfare Plan unless Parent has consented to or requested such termination, provided that the Company shall take such action as is necessary to terminate, effective prior to the Closing, any Pension Plan or Welfare Plan that Parent within fifteen (15) days prior to Closing requests be so terminated.

     5.12 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 -- 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section
1.897 -- 2(h)(2) of the United States Treasury Regulations.

     5.13 ESOP Matters.

     (a) Except as set forth in Part 5.13(a) of the Disclosure Schedule, the Company represents, warrants and covenants, to and for the benefit of Parent and the other Indemnitees, as follows:

          (i) The DCD ESOP is duly organized and existing under applicable law, is a stock bonus plan qualified under Section 401(a) of the Code and is an "employee stock ownership plan" as defined in Section 4975(e)(7) of the Code. The DCD ESOP was formed and is, and at all times has been, maintained primarily for the benefit of the DCD ESOP participants and beneficiaries, within the meaning of Section 4975(d)(3)(A) of the Code, Treasury Regulations Section 54.4975-7 and Section 408(b)(3) of ERISA. The shares of the Company's stock held by the DCD ESOP (the "ESOP Shares") constitute "employer securities" within the meaning of Section 409(l) of the Code. The Company has heretofore delivered to Parent accurate and complete copies of all documents (and all amendments, modifications and supplements thereto) material to the creation of the DCD ESOP and ESOP Trust and the ESOP Transactions, including, but not limited to, (a) the DCD ESOP plan document and trust agreement and the ESOP Transaction Documents, and (b) each request heretofore filed with the IRS requesting the issuance of a favorable determination letter with respect to the qualified status or continuing qualified status of the DCD ESOP, including all supporting documentation filed therewith.

          (ii) None of the ESOP Transactions was, or has resulted in, or will result in a prohibited transaction under Section 4975(c) of the Code, Sections 406 or 407 of ERISA, or the regulations thereunder. Each of the ESOP Loans and any related guarantees constitutes an "exempt loan" under Treasury Regulation Section 54.4975-7(b)(1)(iii). The use of the proceeds of the ESOP Loans by the Company and the DCD ESOP, respectively, and the pledge of the ESOP Shares as security for the ESOP Loans, did not and does not constitute or result in a violation of the provisions of the Code or ERISA or any regulations thereunder.

          (iii) The ESOP Loans have been fully paid, and no further amounts are due thereunder. Neither the Company nor the DCD ESOP is or has been in breach or violation of any of the ESOP Transaction

     Documents, there are no remaining unperformed obligations of the Company or the DCD ESOP under any of the ESOP Transaction Documents, and there are no amounts as to which the Company or the DCD ESOP are or may be liable under the ESOP Transaction Documents.

          (iv) All Legal Requirements applicable to the Company and/or to the ESOP Trustee requiring prudence of fiduciaries, including, without limitation, as to valuation matters and other similar matters relating to discretionary judgments not involving legal judgments, have been complied with, and the Company is not and shall not be subject to any liability as a fiduciary or co-fiduciary under ERISA with respect to matters arising prior to and through the Closing Date in connection with the ESOP. Neither the execution and delivery of this Agreement nor the consummation of the transactions described herein or in the Escrow Agreement, or any other agreement between or among the parties to this Agreement, or the performance of the terms hereof or thereof, will conflict with, violate, or result in a breach of the DCD ESOP plan document, the ESOP Transaction Documents or any agreement or other instrument by which the Company, the DCD ESOP, the ESOP Trustee or the ESOP Trust may be bound, and will not constitute a breach by any Person acting as a fiduciary, within the meaning of ERISA, with respect to the DCD ESOP of any fiduciary responsibility or similar duty or obligation owed by such Person to the participants of the DCD ESOP under ERISA or otherwise.

     (b) The Company and the Designated Shareholders shall take such action as is necessary to ensure that the requirements of Section 409(e) of the Code and the fiduciary provisions of ERISA are satisfied in connection with the voting of the ESOP Shares upon the Merger at the Company Shareholders' Meeting.

     (c) The Company agrees to take, during the Pre-Closing Period and thereafter, such actions as Parent deems reasonably necessary in Parent's discretion to obtain assurances satisfactory to Parent as to (i) the qualification of the DCD ESOP under Sections 401(a) and 4975(e)(7) of the Code and (ii) the compliance by the Company, the DCD ESOP and the ESOP Trust with applicable Legal Requirements, including ERISA and the Code, in connection with the establishment, operation and maintenance of the DCD ESOP and the availability of the intended benefits and consequences associated with the DCD ESOP and the ESOP Transactions. Prior to the Closing, such actions shall not include, without the Company's consent, applying to the IRS for a determination letter, engaging in IRS voluntary compliance resolution procedures, entering into a closing agreement with the IRS or seeking from the Department of Labor an advisory opinion or prohibited transaction exemption. The Surviving Corporation may take any of such actions in its discretion following the Effective Time. No such actions taken by Parent or the Company shall in any way limit or diminish the rights of any Indemnitees under this Agreement or the Escrow Agreement to recover or be indemnified for Indemnitee Damages, as defined in the Escrow Agreement.

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1 Accuracy of Representations. The representations and warranties made by the Company in this Agreement and the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, individually and taken as a whole, and shall be accurate as of the Closing as if made at the Closing (without giving effect to any update to the Disclosure Schedule), except for any inaccuracies which, individually and taken as a whole, have not had a Material Adverse Effect on the Company; provided, however, that with respect to any representation identifying any Contract in the Disclosure Schedule, for purposes of this Section 6.1 such representation shall not be deemed materially inaccurate as of the Closing by reason of the Company entering into additional Contracts to be identified on the Disclosure Schedule between the date hereof and the Closing Date.

     6.2 Performance of Covenants. Each covenant or obligation that the Company or any of the Designated Shareholders is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 Shareholder Approval; Dissenters. The terms of the Merger and this Agreement shall have been duly approved by the affirmative vote of the shares of Company Common Stock entitled to vote with respect thereto at the Company Shareholders' Meeting; holders of not more than two percent (2%) of the Company's Common Stock then outstanding, and no holders of shares of capital stock of the Parent, shall be, or shall have the right to become, entitled to exercise dissenters' rights pursuant to, respectively, Chapter 302A of the Minnesota Statutes and Chapter 13 of the California Corporations Code; and the terms of the Merger and this Agreement shall have been duly approved by the affirmative vote of the Parent's shareholders at the Parent Shareholders' Meeting.

     6.4 Consents. All material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.22 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect; and the Company shall have paid no material consideration to any third party or consented to any conditions materially adverse to the Company in connection with obtaining any such Consent.

     6.5 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be executed and delivered and in full force and effect:

          (a) The Escrow Agreement, as described in Section 1.1;

          (b) Affiliate Agreements in the form of Exhibit E, executed by the "affiliates" of the Company for purposes of the Securities Act listed on
     Part 5.6 of the Disclosure Schedule;

          (c) Continuity of Interest Certificates in the form of Exhibit G, executed by the Shareholders holding beneficially or of record (including but not limited to beneficiaries of the DCD ESOP), one percent (1%) or greater of the Company's Common Stock either as of the date hereof or immediately prior to Closing;

          (d) an Employment Agreement in the form of Exhibit H executed by each of Richard D. Borg, William Borg and Robert W. Brandel, as described in
     Section 5.9;

          (e) a Separation and Consulting Agreement in the form of Exhibit I, executed by Marde S. Olson, as described in Section 5.9;

          (f) a Separation, Consulting and Noncompetition Agreement in the form of Exhibit J, executed by Dwayne E. Borg, as described in Section 5.9;

          (g) an Acknowledgment and Release in the form of Exhibit K, executed by each of the Shareholders holding one percent (1%) or greater of the Company Common Stock either as of the date hereof or immediately prior to Closing;

          (h) the statement referred to in Section 5.12(a), executed by the Company; (i) a legal opinion of Dorsey & Whitney LLP dated as of the Closing Date, in the form of Exhibit L;

          (j) a legal opinion of Dorsey & Whitney LLP dated as of the Closing Date, in form reasonably satisfactory to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Dorsey & Whitney LLP may rely upon the tax representation letters and Continuity of Interest Certificates referred to in Section 5.8);

          (k) letters from Price Waterhouse LLP and Ernst & Young LLP dated as of the Closing Date, in form satisfactory to Parent, confirming the appropriateness of "pooling of interests" for the Merger under Accounting Principles Board Opinion No. 16 if the Merger is closed and consummated in accordance with the Agreement;

          (l) a certificate executed by the President of the Company and containing the representation and warranty of the Company that each of the conditions set forth in this Section 6 have been duly satisfied (the "Company Closing Certificate"); and

          (m) written resignations of all directors of the Company, effective as of the Effective Time, and of each DCD ESOP and 401(k) plan trustee, effective in each case upon acceptance of such resignation by the Surviving Corporation and appointment of a successor trustee.

     6.6 Termination of Employee Plans. The Company shall have provided Parent with evidence, satisfactory to Parent, as to the termination of the plans referred to in Section 5.11, including each Pension Plan or Welfare Plan that is to be terminated prior to the Closing in accordance with Section 5.11.

     6.7 FIRPTA Compliance. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.12(b).

     6.8 State Securities Law Requirements. The shares of Parent Common Stock to be issued in connection with the Merger shall have been issued in transactions qualified or exempt from registration under the securities or "blue sky" laws of every relevant jurisdiction.

     6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 Accuracy of Representations. The representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement, individually and taken as a whole, and shall be accurate as of the Closing, as if made at the Closing (without giving effect to any update in any schedule provided by Parent pursuant hereto); except for any inaccuracies which, individually and taken as a whole, have not had a Material Adverse Effect on the Parent and its subsidiaries, taken as a whole; provided, however, that in no event shall the representations and warranties set forth in Section 3.6 be deemed inaccurate at the Closing solely by reason of one or more of the following:

          (i) Fluctuations of Parent's earnings primarily attributable to timing differences in revenue recognition of customer Contracts;

          (ii) Changes in Parent's stock price as traded on the Nasdaq Stock Market;

          (iii) Changes in general economic conditions or in Parent's industry in particular, or events affecting general economic conditions or Parent's industry;

          (iv) Changes in the stock market or technology stocks generally or financial indicators; and/or

          (v) Analyst reports or recommendations.

     7.2 Performance of Covenants. Each covenant or obligation that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 Shareholder Approval; Dissenters. The terms of the Merger and this Agreement shall have been duly approved by the affirmative vote of the shares of Company Common Stock entitled to vote with respect thereto at the Company Shareholders' Meeting; holders of not more than 2% of the Company's Common Stock then outstanding, and no holders of shares of capital stock of the Parent, shall be, or shall have the right to become, entitled to exercise dissenters' rights pursuant to, respectively, Chapter 302A of the Minnesota Statutes and Chapter 13 of the California Corporations Code; and the terms of the Merger and this Agreement shall have been duly approved by the affirmative vote of the Parent's shareholders at the Parent Shareholders' Meeting.

     7.4 Consents. All material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.22 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect; and the Company shall have paid no material consideration to any third party or consented to any conditions materially adverse to the Company in connection with obtaining any such Consent.

     7.5 Documents. The Company shall have received the following legal opinions and certificate:

          (a) a legal opinion of Cooley Godward Castro Huddleson & Tatum, dated as of the Closing Date, in the form of Exhibit M;

          (b) a legal opinion of Cooley Godward Castro Huddleson & Tatum, dated as of the Closing Date, in form reasonably satisfactory to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward Castro Huddleson & Tatum may rely upon the tax representation letters and the Continuity of Interest Certificates referred to in Section 5.8).

          (c) a certificate executed by the President of Parent and containing the representation and warranty of Parent that each of the conditions set forth in this Section 7 have been duly satisfied (the "Parent Closing Certificate").

     7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.7 Execution and Delivery of Agreements.  The agreements referenced in
Section 6.5(d), (e) and (f) shall have been executed and delivered by Parent shall be in full force and effect.

SECTION 8.  TERMINATION

     8.1 Termination Events.  This Agreement may be terminated prior to the
Closing:

          (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

          (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company or any of the Designated Shareholders to comply with or perform any covenant or obligation set forth in this Agreement);

          (c) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the earlier of November 30, 1996 or the Scheduled Closing Time;

          (d) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the earlier of November 30, 1996 or the Scheduled Closing Time;

          (e) by mutual consent of all the parties;

          (f) by Parent if (i) there has been a material breach by the Company or any Designated Shareholder of any covenant, representation or warranty contained in this Agreement, (ii) Parent has notified the Company in writing of the existence of such breach, and (iii) the Company as such Designated Shareholder, as applicable, has failed to cure such breach within ten days after receiving such notice;

          (g) by the Company if (i) there has been a material breach by Parent of any covenant, representation or warranty contained in this Agreement,
     (ii) the Company has notified Parent in writing of the existence of such breach, and (iii) Parent has failed to cure such breach within ten days after receiving such notice; or

          (h) by either Parent or the Company if (i) there shall be a non-appealable order of a federal or state court in effect preventing consummation of the Merger, (ii) there shall be any action taken, or any statute, rule, regulations or order enacted, promulgated, issued or deemed applicable to the Merger, by any governmental entity that would make consummation of the Merger illegal, or (iii) upon a vote at a duly held meeting of shareholders or any adjournment thereof, any required approval of the holders of Parent Common Stock or Company Common Stock shall not have been obtained.

     8.2 Extension of Time; Waivers.  At any time prior to the Closing Date:

          (a) Parent and Merger Sub may (i) extend the time for the performance of any of the obligations or other acts of the Company and/or the Designated Shareholders, and (ii) waive compliance with any of the agreements or conditions contained herein to be performed by the Company and/or the Designated Shareholders. Any agreement on the part of Parent and Merger Sub to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent and Merger Sub; and

          (b) The Company may (i) extend the time for the performance of any of the obligations or other acts of Parent and/or Merger Sub, and (ii) waive compliance with any of the agreements or conditions contained herein to be performed by Parent and/or Merger Sub. Any agreement on the part of the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Company.

SECTION 9.  REGISTRATION OF SHARES

     9.1 Certain Definitions. As used in this Section 9, the following terms shall have the following respective meanings:

          "Holder" shall mean each of the Designated Shareholders, Robert W. Brandel and any person holding Registrable Securities to whom the rights under this Section 9 have been transferred in accordance with Section 9.8 hereof.

          "Initiating Holders" shall mean any Holders who in the aggregate are Holders of greater than 50% of the then outstanding Registrable Securities.

          "Prior Registration Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement dated August 24, 1995, by and among Parent and the shareholders who are signatories thereto.

          "Publication Date" shall mean the date on which Parent publishes financial results covering at least 30 days of post-Merger combined operations;

          "Registrable Securities" means the Parent Common Stock issued to the Holders in the Merger and any Parent Common Stock issued or issuable in respect of the Parent Common Stock issued to the Holders in the Merger upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event; provided, however, that shares of Common Stock or other securities shall no longer be treated as Registrable Securities if they have been transferred other than pursuant to Section 9.8 hereof.

          The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses, except Selling Expenses as defined below, incurred by Parent in complying with Sections
     9.2 and 9.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Parent, Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Parent, which shall be paid in any event by Parent).

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders, and, except as set forth in Registration Expenses above, all reasonable fees and disbursements of counsel for any Holder (if such counsel is different from counsel to the Parent).

     9.2 Requested Registration. If Parent shall receive from Initiating Holders a written request that Parent file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities and Parent is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, Parent shall:

          (a) promptly give written notice of the proposed registration to all other Holders; and

          (b) as soon as practicable, use its best lawful efforts to effect such registration (including, without limitation, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by Parent within 20 days after the written notice specified in clause (i) above has been given; and

          (c) use its best lawful efforts to keep such registration effective (subject to Section 9.9) for the purpose of resales of Registrable Securities by the Holders from time to time, including, but not limited to, the filing of all necessary requests, consents and Exchange Act reports and amendments to registrations;

provided, however, that notwithstanding any other provision of this Section 9, Parent shall have no obligation to register shares or keep any registration statement effective pursuant to this Section 9.2 to the extent that the Registrable Securities with respect to which Parent would otherwise (but for this proviso) be required to file and/or keep effective a registration statement pursuant to this Section 9.2 have been included in a registration statement filed by Parent referred to in Section 9.3(a); and provided further, however, Parent shall not be obligated to take any action to effect any registration pursuant to this Section 9.2:

          (i) in any particular jurisdiction in which Parent would be required to execute a general consent to service of process in effecting such registration unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

          (ii) unless with respect to the resale of Registrable Securities Rules 145(c) and (d) are not available to all Holders, prior to the Publication Date; or

          (iii) prior to February 1, 1997, and then only with respect to a maximum of 225,000 shares of Registrable Securities, which number shall increase by an additional 225,000 shares at the expiration of each six (6) month period following February 1, 1997, not to exceed the total number of Registrable Securities issued in the Merger; provided, however, that each such lot of a maximum of 225,000 shares shall be increased to a maximum of 400,000 shares if with respect to the resale of Registrable Securities Rules 145(c) and (d) are not available to all Holders; or

          (iv) during the period starting with the date 30 days prior to Parent's good faith estimated date of filing of, and ending on the date three months immediately following, the effective date of any registration statement pertaining to securities of Parent (other than a registration of securities in a shelf registration pursuant to Rule 415 (or any similar successor rule promulgated by the SEC), in a Rule 145 (or any similar successor rule promulgated by the SEC) transaction, for the resale of securities solely by selling shareholders, or with respect to an employee benefit plan), provided that Parent is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

          (v) if Parent shall furnish to such Holder a certificate signed by the President of Parent stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to Parent or its shareholders for a registration statement to be filed in the near future, provided that pursuant to this clause (v) Parent cannot delay implementation of such request for registration for more than 60 days; or

          (vi) if Parent has effected an aggregate of three registrations pursuant to Section 9.2 and such registrations have become effective. For purposes of the foregoing, a registration from which the Holders have withdrawn all Registrable Securities prior to the effectiveness of such registration (or with respect to which Holders of a majority of Registrable Securities have requested that all Registrable Securities be withdrawn) shall not count as one of the three registrations permitted to the Holders.

     Notwithstanding the foregoing, each Holder acknowledges that there may occasionally be times when the Parent, in the good faith judgment of one or more of its executive officers or its Board of Directors, determines it must suspend such Holder's ability to sell Registrable Securities pursuant to any registration statement filed pursuant to this Section 9.2 until such time as an amendment to the registration statement has been filed by Parent and declared effective by the SEC, or until such time as Parent has filed an appropriate report with the SEC pursuant to the Securities Exchange Act of 1934, as amended. Such suspensions shall be permitted for a period of up to thirty (30) days each. During any such suspension no Holder may sell any securities of Parent pursuant to a registration statement filed pursuant to this Section 9.2 unless otherwise permitted in writing by Parent.

     9.3 Company Registration.

     (a) If at any time or from time to time Parent shall determine to register any of its securities, either for its own account or the account of a security holder or holders, in connection with a public offering of such securities solely for cash on a form that would also permit the registration of Registrable Securities, Parent will:

          (i) promptly give to each Holder written notice thereof; and

          (ii) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after the written notice specified in clause
     (i) above has been given. provided, however, Parent shall not be obligated to take any action to effect any registration pursuant to this Section 9.3
     (A) prior to the Publication Date or (B) if the Holders of a majority of the Registrable Securities then outstanding give written notice to Parent prior to the effectiveness of such registration that all of the Registrable Securities are to be withdrawn from such registration.

     (b) If the registration of which Parent gives notice is for a registered public offering involving an underwriting, Parent shall so advise the Holders as a part of the written notice given pursuant to Section 9.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 9.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Parent and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Parent. Notwithstanding any other provision of this Section 9.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. If the managing underwriter so limits the number of Registrable Securities to be registered and underwritten, Parent shall so advise all selling shareholders of Parent, including the Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that with respect to any registration resulting from any demand registration rights (the "Prior Demand Rights") pursuant to the Prior Registration Rights Agreement, Registrable Securities shall be included in such registration only if all of the securities requested to be registered pursuant to the Prior Demand Rights have been included in such registration. To facilitate the allocation of shares in accordance with the above provisions, Parent may round the number of shares allocated to any Holder or holder to the nearest multiple of 100 shares.

     If any selling Holder disapproves of the terms of any such underwriting, including any limitation on the number of Registrable Securities that such Holder may include in such underwriting, such person may elect to withdraw therefrom by written notice to Parent and the managing underwriter.

     (c) Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 9.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     9.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration of Registrable Securities pursuant to Sections
9.2 and 9.3 shall be borne by Parent. All Selling Expenses relating to Registrable Securities registered on behalf of the Holders shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of shares so registered; provided that each Holder is solely responsible for the fees and disbursements of its separate individual counsel, if any.

     9.5 Registration Procedures. In the case of each registration, qualification or compliance effected by Parent pursuant to Section 9.2, Parent will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, Parent will:

          (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of
     (A) the date the distribution described in the registration statement has been completed; or (B) the date that the Holders participating in such registration may sell all remaining Registrable Securities held by such holders on any one day pursuant to Rule 145(d) (or any similar successor rule promulgated by the SEC); and

          (b) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     9.6 Indemnification.

     (a) Parent will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 9, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Parent of the Securities Act or the Exchange Act or any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to Parent in connection with any such registration, qualification or compliance, and Parent will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent by such Holder, controlling person or underwriter and specifically for use therein. Notwithstanding the foregoing, as far as the foregoing indemnity relates to any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the final prospectus filed with the SEC pursuant to Rule 424(b), the indemnity agreement herein shall not inure to the benefit of any underwriter or, if there is no underwriter, any Holder if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

     (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers, each underwriter, if any, of Parent's securities covered by such registration, qualification or compliance, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder including Registrable Securities in such registration, each of its officers and directors and each person controlling such other Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such other Holders, or such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by such Holder specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder. Notwithstanding the foregoing, as far as the foregoing indemnity relates to any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the final prospectus filed pursuant to Rule 424(b), the indemnity agreement herein shall not inure to the benefit of Parent, any underwriter or any other Holder if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act, unless delivery of such final prospectus was the responsibility of the Indemnifying Party (as hereinafter defined) hereunder.

     (c) Each party entitled to indemnification under this Section 9.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 9 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. The Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

     (d) If the indemnification provided for in this Section 9.6 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Parent, all shareholders offering securities in the offering (the "Selling

Shareholders") and the underwriters of the offering (the "Underwriters") from the offering of Parent securities, or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Parent, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Parent, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by Parent and the Selling Shareholders, respectively, and the underwriting discounts and commissions received by the Underwriters bear to the aggregate price of the offering to the public. The relative fault of Parent, the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by Parent, the Selling Shareholders or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. It is agreed that it would not be just and equitable if contribution pursuant to this Section 9.6(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9.6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 9.6(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending any such action or claim, subject to the provisions of Section 9.6(c) hereof. Notwithstanding the provisions of this Section 9.6(d), no Selling Shareholder shall be required to contribute any amount or make any other payments under this Section 9.6 which in the aggregate exceed the proceeds received by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     9.7 Information by Holder. Each Holder holding Registrable Securities included in any registration shall furnish to Parent such information regarding such Holder, the Registrable Securities held by such Holder and the distribution proposed by such Holder as Parent may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 9.

     9.8 Transfer of Registration Rights.  The rights of Holders under this
Section 9 are not transferable except in connection with (a) a transfer by will or intestacy; and (b) transfers consisting of bona fide gifts, provided, however, (i) the gift transferor shall, within ten (10) days after such gift, furnish to Parent written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be bound by the provisions herein.

     9.9 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 9.2 or 9.3 shall terminate on such date as all shares of Registrable Securities then held by such Holder may be sold under Rule 144 or Rule 145 during any 90-day period.

SECTION 10.  MISCELLANEOUS PROVISIONS

     10.1 Survival of Representations and Warranties. All representations, warranties, covenants and obligations made by the Company under this Agreement in connection with the transactions contemplated hereby or in the Disclosure Schedule or any exhibit, certificate, schedule, list or other instrument delivered pursuant hereto (the "Transaction Documents") shall expire as of the Closing; provided, however, that the Parent shall be entitled to indemnification out of the Escrow Fund following the Closing as set forth in the Escrow Agreement, and the representations, warranties, covenants and obligations of the Company shall be deemed to survive the Closing solely for such purpose. All representations, warranties, covenants and obligations made by the Designated Shareholders under this Agreement in connection with the transactions contemplated hereby or in the Transaction Documents shall survive the Closing indefinitely. All representations, warranties, covenants and obligations made by the Parent and Merger Sub, respectively, under this Agreement in connection with the transactions contemplated hereby or in the Transaction Documents shall survive the Closing but shall expire as of six (6) months following the Closing (other than covenants and obligations which pursuant to their terms are to be performed subsequent to the Closing, which covenants and obligations shall survive the Closing indefinitely).

     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Fees and Expenses. Except as set forth in Section 1.5, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) incurred by such party in connection with the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, and the consummation of the Merger.

     10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

        if to Parent or Merger Sub:

        DataWorks Corporation
        5910 Pacific Center Boulevard, Suite 300
        San Diego, CA 92121
        Attn: Norman Farquhar
        Facsimile: (619) 546-0682

        with a copy to:

        Thomas A. Coll, Esq.
        Cooley Godward Castro Huddleson & Tatum
        4365 Executive Drive, Suite 1100
        San Diego, CA 92121
        Facsimile: (619) 453-3555

        if to the Company:

        DCD Corporation
        2000 Interchange Tower
        600 Highway 169
        Minneapolis, MN 55426
        Attention: President
        Facsimile: (612) 544-6825
        with a copy to:

        William B. Payne, Esq.
        Dorsey & Whitney LLP
        Pillsbury Center South
        220 South Sixth Street
        Minneapolis, MN 55402
        Facsimile: (612) 378-8738

        if to any of the Designated Shareholders:

        Dwayne E. Borg
        5215 Larada Lane
        Edina, MN 55436

     10.6 Time of the Essence.  Time is of the essence of this Agreement.

     10.7 Headings. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.9 Governing Law; Venue.

     (a) Except to the extent the laws of the State of Minnesota shall necessarily apply, this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     (b) Subject to the provisions of the Escrow Agreement, any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of California, and each party to this
Agreement:

          (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California (and each appellate court located in the State of California) in connection with any such legal proceeding;

          (ii) agrees that each state and federal court located in the state of California shall be deemed to be a convenient forum; and

          (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

     (c) Subject to the provisions of the Escrow Agreement, nothing contained in
Section 10.9(b) shall be deemed to limit or otherwise affect the right of any party to commence any legal proceeding or otherwise proceed against any other party in any other forum or jurisdiction.

     (d) The Designated Shareholders irrevocably constitute and appoint Dwayne
E. Borg as their agent to receive service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

     10.10 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Designated Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the

Company; the Designated Shareholders; Parent; and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     10.12 Waiver.

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Company and a majority of interest of the Designated Shareholders.

     10.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.15 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     10.17 Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of August 16, 1996.

                                          DATAWORKS CORPORATION
                                          a California corporation

                                          By:    /s/  NORMAN R. FARQUHAR
                                              ----------------------------------
                                              Norman R. Farquhar, Executive Vice
                                                President and Chief Financial
                                                           Officer


                                          DATAWORKS ACQUISITION SUB., INC.,
                                          a Minnesota corporation

                                          By:    /s/  NORMAN R. FARQUHAR
                                              ----------------------------------
                                              Norman R. Farquhar, Executive Vice
                                                President and Chief Financial
                                                           Officer

                                          --------------------------------------
                                                   [Print Name and Title]


                                          DCD CORPORATION,
                                          a Minnesota corporation

                                          By:     /s/  ROBERT W. BRANDEL
                                              ---------------------------------
                                                Robert W. Brandel, President


                                          DESIGNATED SHAREHOLDERS:

                                                 /s/  DWAYNE E. BORG
                                          --------------------------------------
                                                      Dwayne E. Borg


                                               /s/  Richard D. Borg
                                          --------------------------------------
                                                     Richard D. Borg


                                                /s/  WILLIAM J. BORG
                                          --------------------------------------
                                                     William J. Borg